1739 University Ave #339 Oxford, MS 38655 Tel: 1.601.213.3629 Fax: 1.601.213.3844 www.ModernTechnolgyCorp.com

12 March 2007

RE: Letter of Intent re Acquisition of VitalCare

Dear Mr. McDougal:

The purpose of this letter is to outline the manner in which VitalCare Technology Enterprises (SELLER) shall sell to Modern Technology Corp (BUYER) 100% of its Assets. This Letter of Intent outlines the non-binding proposal by BUYER to purchase 100% of SELLER's Assets, and to outline the assets SELLER will have at the time of acquisition, subject to the terms of a Definitive Asset Purchase Agreement (as defined below), on the following principal terms and conditions and as outlined in the attached Term Sheet - Exhibit A.

We understand VitalCare represents its current operations and business as the following:

VitalCare Technology Enterprises (VCTE) is a company specializing in Healthcare Services Management and Healthcare Sales and Marketing, with an emphasis in introducing the Healthcare Industry and Global Consumers to "Cutting Edge" medical technology and services.   VCTE has several service and management divisions, one of which is Hemorrhoid Removal Centers of West Los Angeles, LLC (HRC), the first of a network of patient care clinics focusing on the diagnosis and non-surgical treatment of acute symptomatic internal and mixed hemorrhoid disease.  VCTE has a management services contract with Global Medical Technologies Corporation (GMTC), a Nevada Corporation, to assist in the management, marketing and distribution of GMTC's KM-25 lighted doppler anascope, which is FDA approved for use in the Hemorrhoid Arterial Ligation procedure which will be incorporated into and offered through HRC's clinics along with the Redfield Corporation IRC 2100 infrared laser hemorrhoid system.  In addition, VCTE has a management service and consulting contract with the Institute of Sleep Wellness (ISW / SleepWell Centers, Inc.), a Nevada Corporation, which is a network of Sleep Labs established in the Southern California Market Region for the purpose of providing polysomnography services to people at risk of Obstructive Sleep Apnea (OSA).  VCTE recently entered into a Service Contract with Prospect Base and First American Payment Systems for providing credit/debit card merchant processing for those healthcare providers as well as other businesses who utilize credit/debit card merchant processing as a payment solution for healthcare services rendered.   Lastly, VCTE has a Management Service contract with Trinity Oakland, Inc. a Washington Corporation, to provide respiratory therapy services by licensed  Respiratory Care Practitioners to its Subacute Centers operating in Southern California which provide services for patients too sick to be discharged home with cardiopulmonary health related conditions that need higher levels of care outside of an acute hospital setting.

VCTE established its first HRC clinic in West Los Angeles, CA and has been using the Redfield Corporation IRC 2100 Hemorrhoid System which uses infrared light to stimulate coagulation in the varicose vein of the colorectal area.  This non-surgical system is primarily used on Grade I and II hemorroids.  In addition to this, VCTE recently was introduced to and is planning on incorporating the use of Global Medical Technology Corporation's H.A.L-25 Procedure (hemorrhoid arterial ligation procedure) for Grade III and IV hemorrhoids, using its KM-25 lighted doppler anascope.  Both of these technologies are FDA recognized medical devices and Medicare has established CPT Codes for billing and collection for these non-surgical treatments.  VCTE will introduce these therapeutic modalities through the establishment and expansion of its Hemorrhoid Removal Center (HRC) Clinics,  so that the general public as well as healthcare providers can easily access these technologies.  Redfield Corporation's website is www.redfieldcorp.com .

VCTE entered into a Management Service Contract with Global Medical Technologies Corporation (GMCT) in early 2007, for the purpose of providing both administrative services together with sales and marketing support at an administrative level.  It is the goal of VCTE to establish a corroborative relationship between GMTC and Redfield Corporation for the purpose of packaging a complete business opportunity incorporating both medical device technologies, together with a solid management and marketing team.  VCTE will provide its clinical and business expertise to show the value of both technologies as the optimal "standard of care" and establish its clinical disease management program for the diagnosis and treatment of acute and chronic hemorrhoid disease. Global Medical Technologies Corporation's website is www.globalmedtechcorp.com ..  VCTE does not provide any direct or indirect patient care under this Management Service Contract with GMTC.

VCTE entered into a Management Service and Consulting Contract with the Institute of Sleep Wellness (ISW / SleepWell Centers) in early 2007, for the purpose of providing adminstrative direction and marketing support to this network of three sleep labs in the greater southern california market.  ISW/SleepWell Centers has a total of ten beds setup for providing 22 channel polysomnography (PSG) tests to patients who are being studied to determine if they have obstructive sleep apnea (OSA).  This condition currently effects approximately 15-20% of the US population with only about 5% of those with OSA having completed a PSG study and been diagnosed.  There are approximately 3,000 sleep labs currently in operation in the US market, however, due to the low numbers of sleep lab technologists currently trained, the existing demand will take approximately 120 years to test the current population.  VCTE's objectives are to assist ISW / SleepWell Centers, Inc. in establishing more efficient processes to help them maximize their patient to technician ratio at each of their three sleep labs.  Currently their processes allow them a 1:2 ratio of one technician per two patients.  VCTE will attempt to develop process flows and establish more efficient policies and protocols to obtain a 1:3 - 1:4 ratio.  In addition, do to the high numbers of HMO patients being tested at very low reimbursement, it is imperative to identify other technologies currently on the market that may permit baseline studies to be performed in the patient's home under less direct supervision.  Current market and technologic trends are very close in providing for this level of testing without the need for direct "human" supervision, such as the 5 channel "bed bug" technology currently offered by Sleep Solutions, Inc.   VCTE does not provide any direct or indirect patient care under this Management Service and Consulting Contract with ISW / SleepWell Centers.

VCTE entered into a Management and Healthcare Service Provider Contract with Trinity Oakland, Inc. (TOI), a Washington Corporation which owns three Subacute Care Facilities in the Southern California Market Region.  TOI has a total of 65 licensed subacute care beds and provides 24/7 nursing and respiratory care services for ventilator dependent and tracheostomy patients who are unable to return to their homes due to the severity of their medical conditions.  VCTE has contracted with licensed Respiratory Care Practitioners to provide respiratory care services to TOI under its management services agreement.  Currently, VCTE has two licensed clinical respiratory care practitioners on staff, providing clinical support services.  Medical services are provided under direct medical supervision and under the malpractice and workman's compensation liability insurance of TOI, thereby providing maximum general and professional liability for those practitioners under contract with VCTE.  In addition, each of the practitioners has their own personal professional liability policies.  The Management Services offered are under a 15 day termination clause which can be terminated by either party at any time without any liability.

We understand VitalCare as part of the Terms contemplated by this LOI and the prospective Definitive Asset Agreement intends to:

- expand, establish, and otherwise promote the AnuCyte Cancer Detection System throughout its marketing areas and relationship networks.

1. Purchase Price; Payment Terms.

The value of the proposed purchase price is based upon 100% of the existing Assets, revenue, and value of SELLER's assets - See Exhibit A. This letter assumes SELLER will continue to be operated in the "ordinary course of business", that there is no material change to the business between the date of this letter and the close of the Definitive Agreement, and that SELLER not engage in unusual or substantial transactions that could jeopardize the assets contemplated in this Letter of Intent.

The Definitive Asset Purchase Agreement shall be executed in good-faith to secure funding for VitalCare's operations from MODC. Should funding not occur within a reasonable time or funding not be in a reasonable amount for VitalCare's operations, VitalCare shall have the right to terminate the Definitive Asset Purchase Agreement with reasonable notice and with reasonable rights for curing any alleged breach.

A Payment Schedule will be drafted in good-faith subsequent to the execution of this LOI. This Payment Schedule will contain such terms and conditions as to reasonably reflect VitalCare's performance and valuation as measured and calculated over a five-year period subsequent to the execution of the Definitive Asset Purchase Agreement.

2. Assets to be purchased. - See Exhibit A

3. Due Diligence Review.

Commencing with the execution of this Letter of Intent, representatives of both parties shall conduct a due diligence review of the business activities of the other party (the "Due Diligence Review"). Parties shall cooperate fully concerning the Due Diligence Review, including without limitation affording the other party full and free access to personnel, properties, contracts, books, records, and all other documents and data. The results of the Due Diligence Review shall be satisfactory to both parties in their sole and absolute discretion. The Due Diligence period is twenty days from the date of the acceptance of this Letter of Intent. The BUYER and SELLER agree to return all documents to the other party at the end of the twenty-day Due Diligence review if a Definitive Agreement is not executed. The parties agree to treat as confidential all data, information and all other documents of the other party and shall not disclose such information without the prior written consent of the other party.

4. Approval.

The Definitive Agreement shall be subject to the approval of the following: (a) Board of Directors of BUYER; (b) the Board of Directors of SELLER; and (c) SELLER's shareholders if applicable.

5. Definitive Agreement.

SELLER and BUYER will immediately commence negotiating a definitive written Asset Purchase Agreement providing for the propsed transaction (a "Definitive Agreement"). The execution of any such Definitive Agreement would be subject to the satisfactory completion of the ongoing Due Diligence Review. As an interim goal both parties prefer to have a definitive agreement that is substantially approved by 15 March 2007.

6. Covenant Not to Compete.

In the Definitive Agreement, SELLER, and each of SELLER's officers, directors, and shareholders, both individually and as a group, will agree that they will not, directly or indirectly, through a subsidiary or otherwise, compete with the BUYER in its business for a period of five years after the Closing Date.

In consideration for this covenant, BUYER will pay to SELLER and such officers, directors and shareholders an amount to be agreed upon in the Definitive Agreement that shall be divided among them, as they shall so agree. The agreed amount of the Covenant Not to Complete is contemplated as part of the purchase price.

7. Representations, Warranties, and Conditions.

The Definitive Agreement will contain such representations, warranties, and conditions as are customary or appropriate for a transaction of this kind. The Definitive Agreement will also contain customary covenants governing the conduct of the business of SELLER during the period between execution of the Definitive Agreement and the consummation of the transaction contemplated in this letter of intent ("Closing").

8. Conditions to Closing.

The Closing will be conditioned upon the reasonable determination by the parties, that there has been no material adverse change as defined in the Definitive Agreement in the condition, financial or otherwise, of either party, from the date of the Definitive Agreement through the Closing date, provided however, that a material adverse change will not include a change with respect to, or effect on either party resulting from a change in law, rule, or regulation or GAAP, or changes in general economic conditions.

Prior to Closing, SELLER and BUYER shall have acquired any and all approvals required by any governmental entity having jurisdiction over the Definitive Agreement. In addition, each party shall cooperate fully with the other party in furnishing any necessary information required in connection with the preparation, distribution and filing of any filings, applications and notices which may be required by other federal, state and local governmental or regulatory agencies, including the Securities and Exchange Commission.

9. Intentionally omitted

10. Expenses.

Each party will bear its own expenses and costs of the transactions contemplated hereby, including, but not limited to, the fees of attorneys and financial advisors, except for a SEC-compliant financial audit of the SELLER's assets as may be required pursuant to Item 310 of Regulation SB, inter alia, the expense of which shall be paid for by BUYER.

11. Intentionally omitted.

12. Public Announcement/Confidentiality.

Neither party shall disclose other than to its financial accounting and legal advisors and to its senior personnel, and to their lenders and prospective investors, the terms or existence of the Letter of Intent or the contemplated transaction to any party, without the prior review and written approval of both parties, which approval shall not be unreasonably withheld. Subject to applicable law, any public announcement relating to this transaction and Letter of Intent will be mutually agreed upon and jointly made by the parties after such prior review and written approval, which approval shall not unreasonably be withheld. Upon execution by the parties, a timely disclosure of this Letter of Intent by public filings and/or Press Release is presumed and shall not be unreasonably delayed.

13. Governing Law.

This Letter of Intent and the Definitive Agreement shall be governed by, and construed in accordance with, the laws of Mississippi, USA.

14. Binding Effect; Termination.

In the event the Definitive Agreement is not signed on or prior to April 30th, 2007, this Letter of Intent will terminate, unless extended by the parties, and except with respect to Paragraphs 9 through 12, inclusive, the parties shall no longer have any rights or obligations with respect to this Letter of Intent.

It is understood that this Letter of Intent does not contain all matters upon which agreement must be reached in order for the transaction to be consummated and does not constitute a binding commitment or agreement with respect to the transactions itself. A binding commitment or agreement with respect to the transaction itself will result only from the execution of a Definitive Agreement, subject to the terms and conditions expressed therein.

15. Confidentiality

The Buyer and Seller shall not disclose to any third person (other than its accountants, attorneys, consultants, employees, agents and other representatives for purposes of evaluating the Asset Purchase Agreement), except as may be required by applicable law, any information obtained pursuant to this Letter of Intent or otherwise in contemplation of the Asset Purchase Agreement at any time, unless such information is otherwise already known or is generally available to the public. In the event that the Agreement is not consummated by the Latest Closing Date as it may be hereafter extended, the buyer and seller shall promptly return all nonpublic information, documents and other written information containing information obtained pursuant to this Letter of Intent, including any item obtained in any investigation permitted pursuant to this Letter of Intent, and any copies thereof.

Sincerely yours,                                                                                                             Agreed to and accepted by:

_________________________                                                                               _______________________________

(BUYER)                                                                                                                         (SELLER)

By: Anthony K. Welch                                                                                                 By:

Title: Chairman/CEO                                                                                                      Title: President

EXHIBIT A

Stock Purchase Term Sheet

Purchase Price

USD$5,000,000

Final valuation to be determined pursuant to due diligence and final purchase price calculated pursuant to revenue and profitability milestones achieved over 5 years, the reasonable terms of which to be memorialized in the Definitive Asset Purchase agreement contemplated by this Letter of Intent.

Anticipated Closing Date	April 30th, 2007. Pending all legal review, due diligence review, and approval. If such approval occurs after such date, then closing shall take place as soon as possible.

Purchase Terms

USD$5,000,000 in the Form of a Convertible Preferred Stock with conversion terms and schedules to be agreed upon by the Parties within a reasonable time and with reasonable terms concurrently to or subsequent to the execution of the contemplated Definitive Asset Purchase Agreement. These conversion terms and the ability to receive the total amount of USD$5Mill in Preferred Stock shall be predicated upon certain revenue and profit milestones obtained within 5 years. The final terms of these milestones shall be terms of the Definitive Asset Purchase Agreement.

Applicable employees of SELLER to receive employment contracts for a reasonable period and with reasonable terms with salaries. The Parties are open to stock-compensation formulae and agree to include stock compensation in the contemplated employment agreements.

Assets Acquired

All current assets of SELLER included in the transaction will be listed in an Attachment to the Definitive Agreement and will include 100% of all assets and stock of SELLER, SELLER's cash less current liabilities (Working Capital), Accounts Receivable, Fixed Assets, Deposits, prepaid expenses, and existing sales contracts, licenses, patents, trademarks, proprietary lists or information material to business, subsidiaries and any and all assets deemed necessary to the operation of said enterprise not yet contemplated.

All terms subject to the completion of due diligence, financing acceptable to Buyer, the Definitive Agreement, and approval by the Board of Directors of both BUYER and SELLER, as well as the shareholders of SELLER, if applicable. This Exhibit A, on a single page Approved:

_________________________                                                                         ______________________ // __________________

(BUYER)                                                                                                                   (SELLER)                                      (SELLER)

By: Anthony K. Welch                                                                                          By:                                                   By:

Title: Chairman/CEO                                                                                              Title: President